Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-164307 of our report dated November 16, 2009 (January 28, 2010 as to the subsequent events described in Note 14) relating to the financial statements and financial statement schedule of Daqo New Energy Corp., which report expresses an unqualified opinion on the consolidated financial statements and financial statement schedule and includes an explanatory paragraph relating to the change in Daqo New Energy Corp.’s method of accounting for noncontrolling interests in consolidated financial statements on January 1, 2009 and the retrospective application of the presentation requirements to all periods presented, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/    Deloitte Touche Tohmatsu CPA Ltd.

Shanghai, China

January 28, 2010

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-164307 of our report dated August 20, 2009 (January 12, 2010 as to the subsequent events described in Note 12) relating to the financial statements of the predecessor business of Daqo New Energy Corp., Daqo New Material Co. Ltd., appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.

/s/    Deloitte Touche Tohmatsu CPA Ltd.

Shanghai, China

January 28, 2010